STOCK EXCHANGE AGREEMENT

This Stock Exchange Agreement, dated as of the 24th day of July, 2015 (this “Agreement”), by and between Pressure BioSciences Inc., a Massachusetts corporation (“PBI”) and Everest Investments Holdings S.A., a Polish S.A. (“Everest”). PBI and Everest are individually referred to herein as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) and/or Rule 506 of Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), PBI desires to issue and sell to Everest, and Everest desires to purchase from PBI, 1,000,000 restricted shares of common stock (the “Common Stock”) of PBI (the “PBI Common Shares”); and

WHEREAS, in exchange for receipt of the PBI Common Shares, Everest shall deliver to PBI $500,000 worth of shares of Everest Investments S.A. (the “Everest Shares”).The shares shall be valued at the last sale price of the stock as indicated on the Warsaw Stock Exchange on the day prior to the Closing Date.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, PBI and Everest agree as follows:

1.1 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, PBI shall sell, assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, 1,000,000 restricted common shares of PBI. In exchange for the transfer of such securities by PBI, Everest shall deliver to PBI, 601,500 Shares of Everest (hereinafter referred to as the “Exchange Consideration”).

1.2 Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall occur upon delivery of the Exchange Consideration as described in 1.1 herein. The Closing shall take place at a mutually agreeable time and place and is anticipated to close by no later than July 31, 2015, (the “Closing Date”).

2. Representations and Warranties of PBI. PBI hereby represents and warrants to Everest as of the Closing date as follows:

2.1 Organization and Standing: Articles and Bylaws. PBI is and will be a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts and will have all requisite corporate power and authority to carry on its business as proposed to be conducted. PBI is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification necessary.

2.2 Corporate Power. PBI will have at the Closing, all requisite corporate power to enter into this Agreement and to sell and issue the PBI Common Shares. This Agreement shall constitute a valid and binding obligation of PBI enforceable in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.

2.3 Valid Issuance of PBI Common Shares. The PBI Common Shares, when issued in compliance with the provisions of this Agreement will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances caused or created by PBI; provided, however, that all such shares may be subject to restrictions on transfer under state and federal securities laws as set forth herein, and as may be required by future changes in such laws.

2.4 No Conflict. The execution and delivery of this Agreement by PBI and the performance by PBI of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to PBI and (c) will not violate or breach any contractual obligation to which PBI is a party.

2.5 Rule 144. The PBI Common Shares are being issued pursuant to an applicable exemption from registration but may not be resold until either they are registered or are available for resale under Rule 144. PBI will take all necessary steps to comply with all applicable regulations, especially reporting requirements under Securities Exchange Act of 1934, to fulfill the requirements of Rule 144.

2.6 Registration. PBI Common Shares will not be registered with the SEC but will only be eligible for resale under Rule 144 and its applicable holding period.

3. Representations and Warranties of Everest. Everest hereby represents and warrants to PBI as follows.

3.1 Acquisition for Investment. Everest is acquiring the PBI Common Shares solely for their own account for the purpose of investment and not with a view to or for sale in connection with distribution. Everest does not have a present intention to sell the PBI Common Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the PBI Common Shares to or through any person or entity. Everest acknowledges that it is able to bear the financial risks associated with an investment in the PBI Common Shares and that it has been given full access to such records of PBI and the subsidiaries and to the officers of PBI and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to PBI in terms of PBI’s stage of development so as to be able to evaluate the risks and merits of its investment in PBI.

3.2 Sophistication. Everest is a sophisticated investor, as described in Rule 506(b)(2)(ii) promulgated under the Securities Act and has such experience in business and financial matters that it is capable of evaluating the merits and risk of an investment in PBI.

3.3 Opportunities for Additional Information. Everest acknowledges that Everest has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of PBI concerning the financial and other affairs of PBI, and to the extent deemed necessary in light of Everest’s personal knowledge of PBI’s affairs, Everest has asked such questions and received answers to the full satisfaction of Everest, and Everest desires to invest in PBI.

3.4 No General Solicitation. Everest acknowledges that the PBI Common Shares were not offered to Everest by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which Everest was invited by any of the foregoing means of communications.

3.5 Rule 144. Everest understands that the PBI Common Shares may not be offered for sale, sold, assigned or transferred unless such PBI Common Shares are registered under the Securities Act or an exemption from registration is available. Everest acknowledges that Everest is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Everest understands that to the extent that Rule 144 is not available, Everest will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

3.6 Legends. Everest hereby agrees with PBI that the PBI Common Shares will bear the following legend or one that is substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO PBI AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO PBI, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

3.7 Additional Legend; Consent. Additionally, the PBI Common Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. Everest consents to PBI making a notation on its records or giving instructions to any transfer agent of PBI Common Shares in order to implement the restrictions on transfer of the PBI Common Shares.

3.8 Organization and Standing: Articles and Bylaws. Everest is and will be a corporation duly organized, validly existing, and in good standing under the laws of Poland and will have all requisite corporate power and authority to carry on its business as proposed to be conducted. Everest is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification necessary.

3.9 Non U.S. Status. The undersigned is NOT a U.S. Person as defined below.

A U.S. Person is:

(A) Any natural person resident in the United States;

(B) Any partnership or corporation organized or incorporated under the laws of the United States;

(C) Any estate of which any executor or administrator is a U.S. person;

(D) Any trust of which any trustee is a U.S. person;

(E) Any agency or branch of a foreign entity located in the United States;

(F) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of U.S. person;

(G) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

(H) Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act) who are not natural persons, estates or trusts.

3.10 Corporate Power. Everest will have at the Closing, all requisite corporate power to enter into this Agreement and to sell and issue the Everest Ordinary Shares. This Agreement shall constitute a valid and binding obligation of Everest enforceable in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.

3.11 Valid Issuance of Everest Ordinary Shares. The Everest Ordinary Shares, when issued in compliance with the provisions of this Agreement will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances caused or created by Everest; provided, however, that all such shares may be subject to restrictions on transfer under state and federal securities laws as set forth herein, and as may be required by future changes in such laws.

3.12 No Conflict. The execution and delivery of this Agreement by Everest and the performance by Everest of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to Everest and (c) will not violate or breach any contractual obligation to which Everest is a party.

4. Miscellaneous

4.1 Everest Lock-Up. Subject to the terms of this Agreement, Everest agrees that for a period beginning upon the date hereof and ending twelve (12) months thereafter, Everest (i) will not transfer or agree to transfer any of the PBI Common Shares, (ii) will take all action reasonably necessary to prevent creditors in respect of any pledge of the Shares from exercising their rights under such pledge, and (iii) will not take any action that would make in a material respect any of his/her/its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or disabling Everest from performing any of his/her/its material obligations hereunder.

4.2 PBI Lock-Up. Subject to the terms of this Agreement, PBI agrees that for a period beginning upon the date hereof and ending twelve (12) months thereafter, PBI (i) will not transfer or agree to transfer any of the Everest Ordinary Shares, (ii) will take all action reasonably necessary to prevent creditors in respect of any pledge of the Everest Ordinary Shares from exercising their rights under such pledge, and (iii) will not take any action that would make in a material respect any of his/her/its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or disabling such seller from performing any of his/her/its material obligations hereunder.

4.3 Successors and Assigns. This Agreement shall insure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

4.4 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to PBI, to:

14 Norfolk Ave.

South Easton, MA 02375, USA

(508) 230-1828

RSchumacher@pressurebiosciences.com

If to Everest:

ul. Grzybowska 4/207

00-131 Warszawa, Poland

0048 (601) 300 750

p.sieradzan@everestinvestments,com

4.5 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by each Party. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

4.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated in this Agreement are fulfilled to the extent possible.

4.7 Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

4.8 Entire Agreement; Third Party Beneficiaries. This Agreement, (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the transactions contemplated herein and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

4.9 Governing Law. Intentionally Left Blank.

4.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of each of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

Pressure BioSciences Inc.

By:	/s/ Richard T. Schumacher
Name:	Richard T. Schumacher
Title:	CEO

Everest Investments Holdings S.A

By:	/s/ Prezes Zarzadu
Name:	Prezes Zarzadu
Title:	CEO
Piotr Sieradzan